UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2018

Date of Report

(Date of earliest event reported)

FUTURE HEALTHCARE OF AMERICA

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jachthavenweg 124

1081 KJ Amsterdam

The Netherlands

(Address of principal executive offices)

001-31-68-333-1940

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets.

Securities Exchange Transaction with Natur Holdings, B.V

On November 13, 2018, Future Healthcare of America (the “Company”) completed the transactions (the “Share Exchange Transaction”) contemplated by that certain Share Exchange Agreement, among the Company and the former shareholders of Natur Holdings, B.V., a Netherlands-based holding company (“Natur”).  In connection with the Share Exchange Transaction, the former shareholders of Natur received the equivalent of 215,759,999 shares of the Common Stock of the Company (the “Common Stock”), which was issued in part as 115,760,000 shares of Common Stock and in part as 100,000 shares of voting, convertible Series B Preferred Stock of the Company (the “Series B Preferred Stock”) representing 100,000,000 shares of Common Stock upon conversion. The Series B Preferred Stock will convert automatically upon the Company increasing it’s the number of shares of Common Stock of authorized capital, which it plans to do promptly so as to cause the conversion of the Series B Preferred Stock.  Immediately after the Share Exchange Transaction, the former Natur shareholders now collectively have a controlling position among the shareholders of the Company, and Natur has become a wholly-owned subsidiary of the Company.

In connection with the Share Exchange Transaction, the Board of Directors of the Company (the “Board”) appointed Ms. Ellen Berkers as a director, the Chief Executive Officer and the Chief Financial Officer of the Company.  For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 5.02 of this report.

Business Overview

Natur Holding B.V. (formerly known as Naturalicious) is a young dynamic company, headquartered in the Netherlands, constantly refining and expanding its product offering and digital presence.  The company was founded in late 2015.

Natur integrates new manufacturing technologies with standard practices to extend the shelf life of its products and yet remain Naturalicious (natural & delicious) to build out its value chain for the burgeoning market of 100% juices and healthy snacks. It has delivered its products in the Netherlands and the United Kingdom and plans on expanding in Europe and ultimately the United States.  Our understanding and application of the technological aspects of manufacturing assures a pathogen-free food and beverage experience that preserve the nutrients and enzymes to the maximum level possible, while retaining the raw fresh nature of the products.  The result being the best tasting product with the maximum “goodness” and highest nutrient density -- something the consumer seeks more and more in our target markets.

Our commitment to deliver to the consumers the best products possible in the market is strengthened with the market experience of our business partner, that is also a significant shareholder through their wholly owned subsidiary, the AMC Group, which is one of the leading European suppliers of “white label” natural juices to over 70 of the largest retail chains in Europe. AMC is well known as the sector’s innovation leader with proprietary manufacturing, software and production technologies.

The AMC proprietary technologies, which at the core of the proposition incorporate HPP (Cold High Pressure Processing) and SNFC (Super Non-From Concentrate), hold in the taste of freshness and yet extends shelf life to over 6 months.  AMC was one of the company’s founders that invested initially in AMC NT to lock in the strategic links between the businesses.

The clear differentiator of the company is the Natur brand supported by its disruptive marketing; consumers are interested in “what we produce and how we voice this to the market” rather than how it is made.  From an investment perspective, this is a fundamental component of our business model as we are not having to commit very significant capex to building our own modern production and bottling facilities to deliver into the increasing demand for our product.

In the future we anticipate delivering documented nutrigenomic (functional) properties that we believe will be an aid to personal weight management, increase energy, lower cholesterol, counter sleep disorders and boost immunity response. We believe that these product aspects will uniquely position the Natur products at the top of the European market at a mid-market price point.  This profile will be accessible internationally, as we have already undertaken preliminary discussions with distributors in major international markets outside Europe.

Our market profile will be further enhanced with the new Natur personalised snacking/juicing experience that will accelerate the trend towards “snackification” already present in more mature markets in the United States and Europe.  To our portfolio of natural /organic snacks, we have developed a sophisticated App delivering social, functional and personalised engagement.

This all reflects the Natur brand characteristics, shaped by the management vision of becoming a leader in the “hi-tech health” food and beverage marketplace; achieved by responding to changing market needs and staying continuously ahead of emerging trends. Natur also intends to address the demand of the consumer for knowledge about what he/she consumes with a greater level of supply chain transparency. It is envisioned that both for the retailer and consumer Natur could ultimately achieve this using the so-called block chain/ledger technologies. For the retailer an extra insight for their customers and the possibility to build a “Natur community with the ensuing loyalty and reward programs,” we believe can be an additional value proposition for our products.

Corporate Management

The Company and Natur Holding has gathered a top team of experienced management in the field of food and beverage, who have an in-depth knowledge of the market arena for our products and yet have the right fit of discipline and entrepreneurial vision and drive.

The Natur Holding non-executive board has top industry relevant experience and has a hands-on drive to make the company successful and to gain a leadership position in the healthy product food and beverage market place through the offering of a palette of products that not only are natural and delicious but with functional beneficial properties and can also be supplied as organic.  Their expertise and insights in the digital world will also help drive the Natur to embrace these new delivery frontiers.

From Farm to Fridge

The founders and management believe Natur will evolve to become one of the leaders in the European market and later in the United States farm to fridge market segment, supplying superior fruit and vegetable juices, smoothies, and natural and organic snacks.  Natur is able to accommodate a great speed of market innovation and is able to meet market demands quickly; therefore Natur is well positioned to establish its market share and partner with the major international leaders to distribute our products.

Item 3.02 — Unregistered Sales of Equity Securities

Certain of the information required by this item in respect of the Share Exchange Transaction is incorporated herein by reference to Item 2.01 hereof.

On September 21, 2018, the Company also executed a Securities Purchase Agreement (the “SPA”) by which it agreed to privately issue and sell to Alpha Credit Anstalt (the “Alpha”) 2,469.131 shares of non-voting, convertible Series A Preferred Stock, each share convertible into approximately 33,000 shares of Common Stock at the rate of $.030303. Alpha also purchased two warrants, one pursuant to the SPA that is exercisable for 33,000,000 shares of Common Stock at $.060606 per share and one pursuant to a debt cancellation agreement exercisable for 6,000,000 shares of Common Stock at $.15 per share. The aggregate purchase price for the Series A Preferred Stock and the two warrants was $2,000,000 in cash and conversion of approximately $769,000 of principle debt and interest due Alpha from the Company under a prior loan agreement. Prior to the acquisition of Natur, Alpha also cancelled approximately $651,000 of principle debt and interest due from the Company. These transactions eliminated $1,420,000 of principle debt and interest of the Company and improved its balance sheet. As part of the SPA transaction, Alpha has also agreed to reimburse up to $100,000 of the liabilities of the Company existing at the closing date.

In connection with the SPA, the Company and Alpha also entered into a registration rights agreement providing for the registration of the Common Stock issuable upon conversion of the Series A Stock and upon exercise of the two warrants.

The securities issued in connection with the Share Exchange Transaction and pursuant to the SPA and debt cancellation agreement have not been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption under Section 4(a)(2) of the Act for transactions of an issuer not involving a public offering, and may not be offered or sold in the United States absent registration under the Act or an exemption from such registration requirements.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors and Officers.

Effective as of November 13, 2018, (i) Messrs. Douglas Polinksy, J. Gregory Smith and Denis Yevstifeyev resigned as directors of the Company, (ii) Mr. John Busshaus resigned as the Chief Financial Officer of the Company and from all his other officer positions of the Company and its subsidiaries, and (iii) Mr. Christopher Spencer resigned as the Chief Executive Officer and from all his other officer positions of the Company and its subsidiaries.  Mr. Spencer will continue as a director of the Company

Appointment of Ms. Ellen Berkers as a Director and the Chief Executive Officer and Chief Financial Officer of the Company.

On October 18, 2018, the Board appointed Ms. Ellen Berkers, 45, as a member of the Board and the Chief Executive Officer and the Chief Financial Officer of the Company effective upon the closing of the Securities Exchange Transaction. Ms. Berkers has been appointed a director of the Company because of her extensive accounting and financial experience in multinational companies, and because of her operational experience with Natur, the wholly owned subsidiary of the Company.

Ms. Berkers has been the Chief Financial Officer for Natur since November 2016.  She has 20 years of international finance experience and worked for various international companies, including being the Chief Financial Officer of Round Table Media since February 2017, an Interim Finance Director of KPMG Crimsonwing BV from June 2016 to November 2016, and Finance Director at Xerox in the Amsterdam area from March 2012 to April 2016.  She also held finance positions with Amtrada Holding B.V., Wolff Cinema Group, Delta Partners, Sara Lee Corporation and Nuon. She was also the Sarbanes Oxley Compliance Manager at Xerox in Barcelona Spain from Many 2006 to 2007.  She began her career as an auditor at PricewaterhouseCoopers, holds an MSc from Erasmus University, Rotterdam and a post graduate degree in auditing.

Ms. Berkers has no family relationships with any other executive officers or directors of the Company. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. The Board is now comprised of Ms. Berkers and Mr. Spencer.

Equity Award Program

The Company is planning to adopt an equity award program and once adopted, the Company is expected to issue options to acquire 5,800,000 shares of Common Stock to Ms. Berkers and make available to other employees of the Company and its subsidiary, Natur Holding B.V., an aggregate of 10,440,000 shares of Common Stock.

Item 9.01. — Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

Unaudited historical financial information for Natur Holding B.V. as of and for the nine months ended September 30, 2017 and September 30, 2018, and audited historical information for Natur Holding B.V. as of December 31, 2016 and December 31, 2017, and for the years ended December 31, 2016 and 2017, will be included in an amendment to this Current Report on Form 8-K to be filed with the SEC within the period required pursuant to applicable SEC rules, subject to the contractual requirement with Alpha to file the foregoing within 45 days of the closing of the Share Exchange Transaction.

(b)

Pro Forma Financial Information.

Pro forma financial information relating to the Share Exchange Transaction as of and for the nine months ended September 30, 2017 and the year ended December 31, 2017, will be included in an amendment to this Current Report on Form 8-K to be filed with the SEC within the period required pursuant to applicable SEC rules, subject to the contractual requirement with Alpha to file the foregoing within 45 days of the closing of the Share Exchange Transaction.

(d)

Exhibits.

Exhibit No.

Description

10.1

Share Exchange Agreement *

10.2

Securities Purchase Agreement *

10.3

Registration Rights Agreement, by and between Future Healthcare of American and Alpha Capital Anstalt **

99.1

Press Release**

* incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on September 24, 2018.

** filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE HEALTHCARE OF AMERICA,
a Wyoming corporation

Dated: November 19, 2018	By:	/S/ Ellen Berkers
Name: Ellen Berkers
Title: Chief Executive Officer

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